UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Entertainment Properties Trust (the “Company”) held on May 11, 2011, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

Proposal 1:

The following nominees for trustees were elected to serve three-year terms expiring in 2014:

Nominee	For	Withheld	Broker Non-Votes
David M. Brain	37,891,060	483,534	3,257,007
Robert J. Druten	36,999,578	1,375,015	3,257,007

Proposal 2:

The shareholders approved the compensation of the Company’s named executive officers as presented in the Company’s proxy statement on a non-binding, advisory basis:

For:	36,181,342
Against:	2,171,413
Abstain:	21,838
Broker Non-Vote:	3,257,007

Proposal 3:

The shareholders voted to have the Company hold a vote every year to approve the compensation of the Company’s named executive officers on a non-binding, advisory basis:

One Year:	33,305,368
Two Years:	65,845
Three Years:	4,989,440
Abstain:	13,940
Broker Non-Vote:	3,257,007

The Board of Trustees of the Company has determined that the Company will implement an annual advisory vote on executive compensation.

Proposal 4:

The shareholders approved the ratification of KPMG, LLP as the independent registered public accounting firm for the Company for 2011:

For:	40,086,960
Against:	1,538,504
Abstain:	6,137
Broker Non-Vote:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: March 16, 2011